Exhibit 10.90

PROMISSORY NOTE

$12,500.00	September 27, 2005

FOR VALUE RECEIVED, the undersigned, YOUTHSTREAM MEDIA NETWORKS, INC., a Delaware corporation (the "Borrower") promises to pay to the order of                                                                             (the "Lender"), the principal sum of TWELVE THOUSAND FIVE HUNDRED DOLLARS ($12,500.00) (the "Principal"), together with interest on the Principal as provided below, in lawful money of the United States of America, payable pursuant to the terms and conditions provided for herein.

This promissory note (this "Note") is one a series of promissory notes being issued by Borrower as of even date herewith in the aggregate principal amount of $50,000 (the "Bridge Notes") which contain the same interest, repayment and other terms as this Note. The payment rights of each lender holding Bridge Notes shall rank equally and each of such lenders shall share in any proceeds thereof pro rata according to the unpaid principal amount due and owing to each of such lenders.

1. Payment Terms. Subject to Section 3 hereof, the Principal and accrued interest thereon are due and payable on December 31, 2005 ("Maturity Date"). The payment of Principal and interest under this Note shall be made to Lender in immediately available funds, at such address or location as Lender shall designate. Borrower may at any time, without penalty, premium or charge of any kind, prepay in whole or in part the indebtedness evidenced by this Note. Any such prepayments shall be applied first to interest accrued through the date of prepayment and then to Principal.

2. Interest. Interest shall accrue on the unpaid Principal balance at the rate of four percent (4%) per annum until this Note is paid in full and shall be paid on the Maturity Date or earlier in the event of an optional prepayment or mandatory prepayment as provided herein.

3. Mandatory Prepayment. This Note shall be prepaid to the extent of and promptly following the Borrower's receipt of any proceeds from (i) that certain promissory note dated February       , 2004 in the principal amount of $1,100,000 issued by Clive Corporation, Inc. and 1903 West Main Street Realty Management, LLC in connection with the sale of assets of the Borrower's wholly-owned subsidiary, Beyond the Wall, Inc., (ii) tax sharing payments pursuant to that certain Tax Sharing Agreement dated February 28, 2005, (iii) the closing of the sale of any of its equity securities or long-term debt instruments or (iv) the sale or transfer of any of its assets, including, without limitation, its investment in KES Acquisition Company LLC.

4. Use of Proceeds. The Borrower agrees that the proceeds from the Bridge Notes shall be used only for general corporate purposes.

5. Events of Default; Acceleration . Borrower shall be in default under this Note upon the occurrence of any of the following events of default ("Default"):

(a) Borrower fails to pay the Principal and/or interest under this Note, when due; or

(b) Borrower becomes insolvent or bankrupt; or if Borrower suffers a receiver or trustee for it or substantially all of its assets to be appointed and, if appointed without its consent, not discharged within sixty (60) days; or if Borrower makes an assignment for the benefit of its creditors.

6. Remedies Upon Default. Upon the occurrence of any Default, the Principal balance hereof together with all accrued interest shall become immediately due and payable without notice or demand. In addition, upon the occurrence of any Default, Borrower shall pay all of Lender's reasonable costs of collection, including actual and reasonable attorneys' fees and disbursements.

7. Notices. All notices, requests, demands and other communications required or permitted under this Note shall be in writing and shall be deemed to have been duly given, made and received the same day when personally delivered or sent by telecopy with receipt confirmation, the next business day when delivered by overnight courier, or three (3) business days after mailing, if sent in the United States by registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

If to Lender :

YouthStream Media Networks, Inc.
244 Madison Avenue, PMB # 358
New York, New York 10016
Attn: Jonathan V. Diamond Chief Executive Officer

If to Borrower :

or at such other address or addresses as either Lender or Borrower may from time to time designate by notice to the other party, in writing.

8. Waivers of Presentment, Etc. BORROWER EXPRESSLY WAIVES PRESENTMENT, PROTEST, DEMAND, NOTICE OF DISHONOR, NOTICE OF NON-PAYMENT, NOTICE OF MATURITY, NOTICE OF PROTEST, PRESENTMENT FOR THE PURPOSE OF ACCELERATING MATURITY, AND DILIGENCE IN COLLECTION.

9. Waivers and Amendments: Non-Contractual Remedies: Preservation of Remedies. This Note may be amended, superseded, canceled, renewed or extended and the terms hereof may be waived, only by a written instrument signed by Lender and Borrower or, in the case of a waiver, by Lender. The failure of Lender to insist, in any one or more instances, upon performance of the terms or conditions of this Note shall not be construed as a waiver or relinquishment of any right granted hereunder or of the future performance of any such term, covenant or condition. No waiver on the part of Lender of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, shall preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that Lender may otherwise have at law or in equity.

10. Headings. The headings in this Note are for reference only and shall not affect the interpretation of this Note.

11. Severability. Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Note.

12. Mutilated, Lost Stolen or Destroyed Note. In case this Note shall be mutilated, lost, stolen or destroyed, Borrower shall issue and deliver, in exchange and substitution for and upon cancellation of the mutilated Note, or in lieu of and substitution for this Note lost, stolen or destroyed, a new Note of like tenor, but only upon receipt of evidence satisfactory to Borrower of such loss, theft, or destruction of such Note.

13. Miscellaneous.

(a) This Note shall bind the Borrower and its respective successors, and the benefits hereof shall inure to the benefit of Lender and its successors and assigns. Borrower may not assign this Note to any third party.

(b) All references herein to "Borrower" and "Lender" shall be deemed to apply to the Borrower and Lender, and their respective successors and assigns.

(c) This Note and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed by and construed and enforced in accordance with the substantive law of the State of Delaware without giving effect to its conflicts of law principles.

(d) Any individual signing this Note on behalf of an entity represents and warrants to the Lender that such individual has the right and authority to so execute this Note, and that this Note will be enforceable against such entity in accordance with its terms.

IN WITNESS WHEREOF, this Note has been executed and delivered on the date first written above.

YOUTHSTREAM MEDIA NETWORKS, INC.
By: /s/ Robert N. Weingarten Name: Robert N. Weingarten Title: Chief Financial Officer